EXHIBIT 23.5
SLR International Corporation 1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

February 7, 2024
CONSENT OF QUALIFIED PERSON
Re: Form 10-K of Cleveland-Cliffs Inc. (the “Company”)
SLR International Corporation (“SLR”), in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), consents to:
•the incorporation by reference by the Company and use of the technical report titled “Technical Report Summary on the United Taconite Property, Minnesota, USA” (the “Technical Report Summary”), with an effective date of December 31, 2021 and dated February 7, 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Form 10-K;
•the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-269774) and Registration Statements on Form S-8 (Registration Nos. 333-255571, 333-255572, 333-237144, 333-210954, 333-197687, 333-197688 and 333-184620) (collectively, the “Registration Statements”);
•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary; and
•any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.
SLR is responsible for authoring, and this consent pertains to, the Technical Report Summary. SLR certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.
SLR International Corporation
Per:

(Signed) Grant Malensek
Grant A. Malensek, M.Eng., P.Eng.
Global Technical Director - U.S. Mining Advisory